Exhibit 99.1

Press Release

July 19, 2004
FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Chief Financial Officer (515) 222-2309

West Bancorporation, Inc. Announces Results for 2nd Quarter of 2004

West Des Moines, Iowa - West Bancorporation, Inc. (Nasdaq: WTBA), parent company of West Bank and WB Capital Management Inc., d/b/a VMF Capital, reports net income for the second quarter of 2004 of $4,553,000, which is a 7.1 percent increase over the same period last year. Earnings per share were $.28 this year compared to $.26 last year. Total capital as a percentage of total assets was
8.9 percent as of June 30, 2004. For the second quarter of 2004, the return on average equity was 19.6 percent and the return on average assets was 1.8 percent.

For the first half of 2004, net income was $8,815,000, or $.55 per share, which is a 6.2 percent increase over last year.

Net income year-to-date for the first half of 2004 exceeded last year primarily because of the increase in earning assets, of which a portion of that increase is attributable to the acquisition of the Iowa City offices which occurred in July of 2003.

Year-to-date net interest margin has increased 4 basis points from a year ago. Loan and deposit rates are both lower than a year ago, but with changes in the mix of earning assets and interest bearing liabilities, the Company was able to maintain the net interest margin. During the second quarter of 2004 there has been a slight decline in the net interest margin from the first quarter. The increase in market rates during the second quarter of 2004 has caused an increase in the rates offered on longer term certificates of deposit. The net interest margin for the second quarter was 3.76%, which is 11 basis points lower than the first quarter of 2004.

Noninterest income was higher than last year due to investment advisory fees earned by VMF Capital. Those fees totaled $622,000 for the quarter and $1,189,000 year-to-date. VMF Capital was acquired in October of 2003 so there were no such fees for the comparable periods last year.

Noninterest expense was 48% higher than a year ago, both for the current quarter and year-to-date. The increase is due to approximately 40 more employees than a year ago, two additional banking office locations and two VMF Capital locations that were not a part of the Company last year at this time.

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

Loans as of June 30, 2004, totaled $631,695,000, up $131,626,000 from a year ago. Approximately $60,000,000 of the increase is attributable to the Iowa City market. Nonaccrual loans total $2,316,000 as of June 30, 2004, up from $385,000 at June 30, 2003. Nonaccrual loans attributable to the Iowa City market as of June 30, 2004 total $452,000. In addition, included in nonaccrual loans is a $900,000 loan secured by a multi-family property that is expected to be paid off in the third quarter of 2004. Other real estate owned totaled $120,000 at June 30, 2004, down from $522,000 a year ago. The allowance for loan losses as a percentage of total loans is .95 percent as of June 30, 2004. This compares to ..96 percent a year ago.

Deposits totaled $755,637,000 at June 30, 2004. This is an increase of $197,210,000 from last year at this time. Approximately $90,000,000 of the increase is due to deposits acquired in the Iowa City market. The remaining growth has been in money market accounts and time deposits $100,000 and over. The increases in these categories have been mostly public unit deposits.

The Company initiated a stock repurchase program in the second quarter of this year. In April, the Board of Directors of the Company authorized the repurchase of up to $5,000,000 of Company stock over the next 12 months. During the second quarter, the Company repurchased 153,630 shares at an average cost of $15.36 for a total of $2,360,000.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa and through its subsidiary, West Bank, has been serving the greater metropolitan Des Moines area for 111 years and the Iowa City area since July of 2003. West Bank focuses on lending and deposit services for consumers and small to medium sized businesses. VMF Capital, with offices in Cedar Rapids and Clive, Iowa, provides portfolio management services to individuals, retirement plans, corporations, foundations and endowments.

The information contained in this Press Release may contain forward-looking statements about the Company's growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: competitive pressures, pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Securities and Exchange Commission and/or the Federal Reserve Board, and customer's acceptance of the Company's products and services. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



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WEST BANCORPORATION, INC. AND SUBSIDIARIES
Financial Information
(unaudited)

                                                                                         JUNE 30,         JUNE 30,
CONSOLIDATED STATEMENTS OF CONDITION                                                      2004              2003
-----------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                             $    26,589,762   $    25,564,476
Short-term investments                                                                   34,001,241        68,916,380
Securities                                                                              295,911,961       255,141,662
Loans                                                                                   631,694,527       500,068,690
   Allowance for loan losses                                                             (6,032,246)       (4,796,329)
                                                                                    ---------------   ---------------
Loans, net                                                                              625,662,281       495,272,361
Goodwill and other intangible assets                                                     16,754,318            31,820
Bank-owned life insurance                                                                20,831,680        10,191,347
Other assets                                                                             13,090,241         8,782,573
                                                                                    ---------------   ---------------
   TOTAL ASSETS                                                                     $ 1,032,841,484   $   863,900,619
                                                                                    ===============   ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
   Noninterest-bearing                                                              $   170,049,329   $   155,297,839
   Interest-bearing
     Demand                                                                              50,583,300        37,371,926
     Savings                                                                            357,299,133       280,330,844
     Time                                                                               177,705,677        85,427,006
                                                                                    ---------------   ---------------
Total deposits                                                                          755,637,439       558,427,615
Short-term borrowings                                                                    79,434,021       161,685,796
Long-term borrowings                                                                    102,590,317        51,600,000
Other liabilities                                                                         2,940,057         2,552,302
Stockholders'equity                                                                      92,239,650        89,634,906
                                                                                    ---------------   ---------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $ 1,032,841,484   $   863,900,619
                                                                                    ===============   ===============

                                                              PER COMMON SHARE(1)              MARKET INFORMATION(2)
                                                           Net Income     Dividends           High               Low
-----------------------------------------------------------------------------------------------------------------------
2004
1st quarter                                                  $ 0.27        $ 0.16           $ 18.00            $ 16.17
2nd quarter                                                  $ 0.28        $ 0.16             18.00              14.63

2003
1st quarter                                                    0.25          0.16             17.54              14.35
2nd quarter                                                    0.26          0.16             19.61              15.77
3rd quarter                                                    0.28          0.16             18.82              16.56
4th quarter                                                    0.28          0.16             18.54              17.05

(1) In July 2004, the Company's Board of Directors authorized a 5% stock dividend. Per share numbers in this report have not been adjusted for that stock dividend.

(2) The prices shown are the high and low sale prices for the Company's common stock, which trades on the NASDAQ National Market, under the symbol WTBA. The market quotations, reported by NASDAQ, do not include retail markup, markdown or commissions.


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

WEST BANCORPORATION, INC. AND SUBSIDIARIES
Financial Information (continued)
(unaudited)

                                                              THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                  JUNE 30,                            JUNE 30,
CONSOLIDATED STATEMENTS OF OPERATION                        2004            2003              2004             2003
------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans                                                  $ 8,832,357    $  7,667,478      $  17,579,507    $  15,369,314
Securities                                               2,627,158       2,293,400          5,125,412        4,525,679
Other                                                      179,399         379,187            367,146          818,680
                                                       -----------    ------------      -------------    -------------
   Total interest income                                11,638,914      10,340,065         23,072,065       20,713,673
                                                       -----------    ------------      -------------    -------------

INTEREST EXPENSE
Deposits                                                 1,566,207       1,453,794          2,909,713        3,063,812
Short-term borrowings                                      194,937         493,976            415,569          891,708
Long-term borrowings                                     1,294,457         715,907          2,590,617        1,423,947
                                                       -----------    ------------      -------------    -------------
   Total interest expense                                3,055,601       2,663,677          5,915,899        5,379,467
                                                       -----------    ------------      -------------    -------------

NET INTEREST INCOME                                      8,583,313       7,676,388         17,156,166       15,334,206
Provision for loan losses                                  225,000         175,000            450,000          375,000
                                                       -----------    ------------      -------------    -------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES      8,358,313       7,501,388         16,706,166       14,959,206
                                                       -----------    ------------      -------------    -------------
NONINTEREST INCOME
Service charges on deposit accounts                      1,319,042       1,261,022          2,420,569        2,358,217
Trust services                                             132,500         122,000            258,500          254,000
Investment advisory fees                                   622,196             -            1,189,021             -
Increase in cash value of bank-owned life insurance        221,739         126,701            444,965          191,347
Net realized gains from sales of securities
 held for sale                                             243,006          95,867            243,006          195,607
Other income                                               288,976         333,443            707,524          644,284
                                                       -----------    ------------      -------------    -------------
   Total noninterest income                              2,827,459       1,939,033          5,263,585        3,643,455
                                                       -----------    ------------      -------------    -------------

NONINTEREST EXPENSE
Salaries and employee benefits                           2,425,732       1,701,151          4,889,403        3,405,442
Occupancy expense                                          494,110         352,874          1,005,173          723,123
Data processing expense                                    352,148         248,889            689,159          492,174
Other expense                                              978,884         575,255          1,962,666        1,163,535
                                                       -----------    ------------      -------------    -------------
   Total noninterest expense                             4,250,874       2,878,169          8,546,401        5,784,274
                                                       -----------    ------------      -------------    -------------

Income before income taxes                               6,934,898       6,562,252         13,423,350       12,818,387
Income taxes                                             2,381,798       2,311,391          4,608,283        4,516,961
                                                       -----------    ------------      -------------    -------------
NET INCOME                                             $ 4,553,100    $  4,250,861      $   8,815,067    $   8,301,426
                                                       ===========    ============      ==============   =============

PERFORMANCE HIGHLIGHTS
-----------------------------------------------------------------------------------------------------------------------
Return on average equity                                     19.63%          19.35%             18.94%           19.19%
Return on average assets                                      1.80%           1.92%              1.77%            1.91%
Net interest margin                                           3.76%           3.73%              3.82%            3.78%
Efficiency ratio                                             37.11%          29.54%             37.62%           30.05%

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